SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                        ___________________


                             FORM 8-K

                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 22, 1997


               STRUCTURAL DYNAMICS RESEARCH CORPORATION
       (Exact name of Registrant as specified in its Charter)



(State or other jurisdiction of incorporation)            Ohio
(Commission File No.)                                   0-16230
(IRS Employer Identification Number)                  31-0733928


2000 Eastman Drive, Milford, Ohio                        45150
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (513) 576-2400



                                N/A
  (Former name or former address, if changed since last report)

Item 2.     Acquisition or Disposition of Assets.

     On December 16, 1996, Structural Dynamics Research Corporation ("SDRC") and Control Data Systems, Inc. ("Control Data") entered into an Acquisition Agreement (the "Acquisition Agreement"), pursuant to which SDRC purchased all shares of Metaphase Technology, Inc. ("Metaphase") owned by Control Data (amounting to 50% of the total outstanding shares of Metaphase) and certain assets of Control Data used in connection with Control Data's activities as a reseller of Metaphase software. The closing for such purchase was January 22, 1997. Metaphase is a corporation formed as a joint venture between SDRC and Control Data, and as a result of the purchase by SDRC of Control Data's shares, Metaphase has become a wholly-owned subsidiary of SDRC. The total purchase price for the shares of Metaphase and the assets of Control Data was $21,150,000 cash, plus a two-year warrant to purchase up to 750,000 shares of SDRC's Common Stock at $28.00 per share. In addition, SDRC caused Metaphase to repay $3,900,000 in debt to Control Data.

     Metaphase develops and supports product data management software applications. SDRC intends to use the assets purchased from Control Data to further strengthen and expand its product data management business.

Item 7.  Financial Statements and Exhibits.

(a)     Financial statements of business acquired

     No financial statements are required to be filed under Rule
3-05 of Regulation S-X.

(b)     Proforma financial information

     No proforma financial statements are required to be filed under Rule 11-01 of Regulation S-X.

(c)     Exhibits

Exhibit No.                  Description                    Page

    2      Acquisition Agreement dated as of December 16,    *
                1996 by and among Structural Dynamics
                Research Corporation and Control Data
                Systems, Inc., as amended


                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              STRUCTURAL DYNAMICS
                                              RESEARCH CORPORATION


Date: January 30, 1997               By:/s/ John A. Mongelluzzo
                                         -------------------------
                                             John A. Mongelluzzo,
                                              Vice President,
                                                Secretary and
                                                General Counsel